Exhibit 10(a)(1)

                                                           EXECUTION COUNTERPART

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                                  $200,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of June 30, 2000

                                      Among

                                SCI SYSTEMS, INC.
                                   as Borrower

                                       and

                             THE BANKS PARTY HERETO

                                       and

                               CITICORP USA, INC.
                            as Administrative Agent,

                              BANK OF AMERICA, N.A.
                           as Co-Documentation Agent,

                                 COMMERZBANK AG,
                       NEW YORK AND GRAND CAYMAN BRANCHES
                           as Co-Documentation Agent,

                                       and

                           SALOMON SMITH BARNEY, INC.
                              as Lead Arranger and
                                Sole Book Manager

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

                                TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms........................................1
SECTION 1.02.  Computation of Time Periods.................................16
SECTION 1.03.  Accounting Terms............................................16

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Committed Revolving Facility (A Advances)...............16
SECTION 2.02.  Procedure for Making the A Advances.........................17
SECTION 2.03.  The Competitive Bid Facility (B Advances)...................18
SECTION 2.04.  Certain Fees................................................22
SECTION 2.05.  Reduction and Increase of the Commitments...................22
SECTION 2.06.  Repayment of A Advances; Evidence of Debt...................25
SECTION 2.07.  Interest....................................................25
SECTION 2.08.  Additional Interest on Eurodollar Rate Advances.............26
SECTION 2.09.  Interest Rate Determinations; Changes in Rating Systems.....27
SECTION 2.10.  Voluntary Conversion and Continuation of A Advances.........28
SECTION 2.11.  Prepayments of A Advances...................................29
SECTION 2.12.  Increased Costs.............................................29
SECTION 2.13.  Illegality..................................................30
SECTION 2.14.  Payments and Computations...................................30
SECTION 2.15.  Taxes.......................................................31
SECTION 2.16.  Sharing of Payments, Etc....................................33
SECTION 2.17.  Replacement of Lenders, Etc.................................34

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01.  Condition Precedent to Initial A Borrowing..................34
SECTION 3.02.  Conditions Precedent to Each Borrowing......................35

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower..............36


                                      (i)

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants.......................................38
SECTION 5.02.  Negative Covenants..........................................41
SECTION 5.03.  Financial Covenants.........................................43

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default...........................................43

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.  Authorization and Action....................................45
SECTION 7.02.  Administrative Agent's Reliance, Etc........................45
SECTION 7.03.  Defaults....................................................45
SECTION 7.04.  Citicorp USA, Inc. and Affiliates...........................46
SECTION 7.05.  Lender Credit Decision......................................46
SECTION 7.06.  Indemnification.............................................46
SECTION 7.07.  Successor Administrative Agent..............................47

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.............................................47
SECTION 8.02.  Notices, Etc................................................48
SECTION 8.03.  No Waiver; Remedies.........................................48
SECTION 8.04.  Costs, Expenses and Indemnification.........................48
SECTION 8.05.  Right of Set-off............................................49
SECTION 8.06.  Binding Effect..............................................50
SECTION 8.07.  Assignments, Designations and Participations................50
SECTION 8.08.  Governing Law; Submission to Jurisdiction...................54
SECTION 8.09.  Severability................................................54
SECTION 8.10.  Execution in Counterparts...................................54
SECTION 8.11.  Survival....................................................55
SECTION 8.12.  Waiver of Jury Trial........................................55
SECTION 8.13.  No Fiduciary Relationship...................................55


                                      (ii)

                                    SCHEDULES

Schedule I  - Existing Liens

                                    EXHIBITS

Exhibit A   - Form of A Note
Exhibit B   - Form of B Note
Exhibit C   - Form of Notice of A Borrowing
Exhibit D   - Form of Notice of B Borrowing
Exhibit E   - Form of Assignment and Acceptance
Exhibit F   - Form of Designation Agreement
Exhibit G   - Form of Opinion of Counsel to the Borrower
Exhibit H   - Form of Opinion of Special New York
              Counsel to the Administrative Agent


                                     (iii)

            CREDIT AGREEMENT (this "Agreement") dated as of June 30, 2000 among SCI SYSTEMS, INC., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof (individually, a "Bank" and, collectively, the "Banks"), and CITICORP USA, INC. as administrative agent (in such capacity, the "Administrative Agent") for the Lenders hereunder.

            The Borrower has requested that the Banks make loans to it in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding, and the Banks are prepared to make such loans upon and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of A Advance), and shall include each Term Loan.

            "A Borrowing" means (a) a borrowing consisting of simultaneous A Advances of the same Type having the same Interest Period and (b) other than for purposes of Sections 2.02 and 3.02, (i) the simultaneous Conversion of A Advances of one Type to A Advances of the other Type (having, in the case of Conversions into Eurodollar Rate Advances, the same Interest Period) and (ii) the simultaneous Continuation of Eurodollar Rate Advances as Eurodollar Rate Advances having the same Interest Period.

            "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (i) acquires any Person or all or substantially all of the assets of any Person thereof, whether through the purchase of assets, merger or otherwise, (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of Voting Stock of another Person or (iii) directly or indirectly acquires control of a 50% or more ownership interest in any partnership, joint venture or other entity, or of any general partnership (or equivalent) interest in any such entity.


                                Credit Agreement

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "A Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

            "Advances" means, collectively, the A Advances and the B Advances.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or otherwise.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

            "Applicable Facility Fee" means for any Facility Fee for any Rating Level Period, the per annum fee set forth opposite the reference to such Rating Level Period:

                      Rating                    Applicable
                   Level Period            Facility Fee (p.a.)
                   ------------            -------------------

               Rating Level 1 Period             0.0800%

               Rating Level 2 Period             0.1000%

               Rating Level 3 Period             0.1250%

               Rating Level 4 Period             0.1500%

               Rating Level 5 Period             0.2000%

               Rating Level 6 Period             0.3000%

provided that if the respective levels with respect to the Debt Rating differ, the "Applicable Facility Fee" will be determined based on the level one above that level applicable to the lower


                                Credit Agreement
of said credit ratings. Each change in the Applicable Facility Fee resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

            "Applicable Margin" means for any A Advance for any Rating Level Period, the per annum rate set forth below opposite the reference to such Rating Level Period:

                       Rating                   Applicable
                    Level Period               Margin (p.a.)
                    ------------               -------------

               Rating Level 1 Period              0.2200%

               Rating Level 2 Period              0.3000%

               Rating Level 3 Period              0.4250%

               Rating Level 4 Period              0.4750%

               Rating Level 5 Period              0.6750%

               Rating Level 6 Period              1.2000%

      provided that if the respective levels with respect to the Debt Rating differ, the "Applicable Margin" will be determined based on the level one above that level applicable to the lower of said credit ratings. Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

            "Applicable Utilization Fee" means for any Utilization Fee for any Rating Level Period, the per annum fee set forth opposite the reference to such Rating Level Period:

                       Rating                   Applicable
                    Level Period          Utilization Fee (p.a.)
                    ------------          ----------------------

               Rating Level 1 Period              0.0500%

               Rating Level 2 Period              0.0500%

               Rating Level 3 Period              0.0750%

               Rating Level 4 Period              0.1250%

               Rating Level 5 Period              0.2500%

               Rating Level 6 Period              0.2500%


                                Credit Agreement
provided that if the respective levels with respect to the Debt Rating differ, the "Applicable Utilization Fee" will be determined based on the level one above that level applicable to the lower of said credit ratings. Each change in the Applicable Utilization Fee resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto.

            "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing.

            "Bank" has the meaning specified in the recital of parties to this Agreement.

            "Base Rate" means, for any period, a fluctuating interest rate per annum in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York from time to time as Citibank's base rate; and

                  (b) the Federal Funds Rate for such day plus 1/2 of 1% per annum; and

                  (c) the sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
            Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States.


                                Credit Agreement

            "Base Rate Advance" means, at any time, an A Advance which bears interest computed on the basis of the Base Rate.

            "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure set forth in Section 2.03.

            "B Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "B Reduction" has the meaning specified in Section 2.01(a).

            "Borrowing" means an A Borrowing or a B Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

            "Capital Lease Obligation" means, with respect to any Person, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

            "Change in Control" means any of the following events:

            (a) the Borrower is merged, consolidated or reorganized into or with another Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of the Person that is the survivor of such merger, consolidation or reorganization immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such transaction; or

            (b) the Borrower sells all or substantially all of its assets to any other Person, and less than a majority of the combined voting power of the then outstanding securities of such other Person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such sale; or

            (c) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this paragraph (c) such person or group shall be deemed to have "beneficial


                                Credit Agreement
      ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 30% of the aggregate voting power of all Voting Stock of the Borrower; or

            (d) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.

            "Citibank" means Citibank, N.A.

            "Closing Date" means the date on which the Administrative Agent receives each of the documents specified in Section 3.01.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" has the meaning specified in Section 2.01(a).

            "Commitment Termination Date" means the day five years after the date of this Agreement; provided in each case that if such date is not a Business Day, then the Commitment Termination Date shall be the immediately preceding Business Day.

            "Consolidated Net Worth" means, as at any date, the sum for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                  (a)  the amount of issued and outstanding capital stock; plus

                  (b) the amount of surplus and retained earnings (or, in the case surplus or retained earnings deficit, minus the amount of such deficit).


            "Consolidated Subsidiary" means, at any date, any Subsidiary of the Borrower or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared in accordance with GAAP as of such date.

            "Continuation", "Continue" and "Continued" each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.10.


                                Credit Agreement

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "Debt" of any Person means, without duplication, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and which are shown on the balance sheet of such Person as a liability in accordance with GAAP, (c) obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable on customary trade terms or on other trade terms that are more advantageous to the Borrower), (d) Capital Lease Obligations of such Person, (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (f) Debt of others secured by a Lien on the Property of such Person, whether or not the Debt so secured has been assumed by such Person and (g) Debt of others Guaranteed by such Person. Notwithstanding the foregoing, obligations arising in connection with a securitization transaction which are not treated as a liability of such Person on the balance sheet of such Person prepared in accordance with GAAP shall in no event constitute "Debt" of such Person.

            "Debt Rating" means, at any time, the rating by Moody's and/or Standard & Poor's of the long-term senior unsecured, unguaranteed, non-credit enhanced debt securities of the Borrower at such time.

            "Default" means an event that, with notice or lapse of time or both, would become an Event of Default.

            "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 by Moody's or A-1 by Standard & Poor's (or a comparable rating from a successor of either of them), that, in either case, (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f), and (iii) is not otherwise a Lender.

            "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto.

            "Dollars" or "$" means the lawful money of the United States.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the administrative questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender,


                                Credit Agreement
      or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "EBIT" means, for any period, the sum (without duplication in accordance with GAAP), for the Borrower and its Consolidated Subsidiaries (on a consolidated basis), of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of
      (i) Interest Expense for such period and (ii) taxes for such period.

            "Eligible Assignee" means:

            (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000;

            (b) a commercial bank organized under the laws of Israel, or any country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000;

            (c) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $1,000,000,000;

            (d) a Lender; and

            (e) an Affiliate of a Lender;

      provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders, judgments or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case as amended from time to time.


                                Credit Agreement

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or
      (c) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
      Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or
      (o) of the Code of which the Borrower is a member.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the administrative questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Eurodollar Advance for any Interest Period:

                  (a) the offered rate for deposits in Dollars with a maturity comparable to such Interest Period appearing on Telerate Page 3750 as of approximately 11:00 a.m. (London time), on the date two Business Days prior to the commencement of such Interest Period;

                  (b) in the event that the rate referred to in clause (a) is not available at such time for any reason, the offered rate for deposits in Dollars with a maturity comparable to such Interest Period appearing on the display designated on page "LIBO" on the Reuter Monitor Money Rates Service (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time, for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period; and

                  (c) in the event that neither rate referred to in clauses (a)
            or (b) is available at such time for any reason, an interest rate per annum equal to the arithmetic average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates per annum notified to the Administrative Agent by each Reference Lender as the rate at which deposits in Dollars are offered by the principal office of such Reference


                                Credit Agreement

            Lender in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the date two Business Days before the first day of such Interest Period in an amount comparable to the amount that would be such Reference Lender's pro rata share of such Borrowing if such Borrowing were to be outstanding for such Interest Period, subject, however, to the provisions of Section 2.09.

            "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a)(ii) or 2.07(b)(i)(y).

            "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the effective rate (expressed as a percentage) at which reserve requirements (including, without limitation, emergency, supplemental and other marginal reserve requirements) actually are imposed on such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Executive Officer" means those officers of the Borrower or any of its Subsidiaries who are deemed to be "Executive Officers" of the Borrower or any of its Subsidiaries pursuant to Rule 405 of Regulation C of the Securities Act of 1933, as amended, or any officer of the Borrower or its Subsidiaries who is a senior vice president of the Borrower or any of its Subsidiaries or any other individual performing a similar role as an individual who is a senior vice president of the Borrower or any Subsidiary on any determination date.

            "Facility Fee" has the meaning specified in Section 2.04(a).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 to 1%) of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.


                                Credit Agreement

            "Fixed Rate B Borrowing" has the meaning specified in Section 2.03(a)(i)(A).

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person including, without limitation, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

            "Hostile Acquisition" means an Acquisition that has not been approved by the board of directors of the target company prior to the commencement of a tender offer, proxy contest or the like in respect thereof.

            "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) EBIT for the period of four consecutive fiscal quarters most recently ended on or prior to such date to (b) Interest Expense for such period.

            "Interest Expense" means, for any period, the sum (determined without duplication in accordance with GAAP) of the aggregate amount of cash interest accruing during such period on Debt of the Borrower and its Consolidated Subsidiaries (on a consolidated basis), including, without limitation, the interest portion of payments under Capital Lease Obligations and any capitalized interest.

            "Interest Period" means, with respect to any Eurodollar Rate Advance, the period beginning on the date such Eurodollar Rate Advance is made or Continued, or Converted from a Base Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or nine or twelve months if available to all Lenders, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Commitment Termination Date (subject to clause (ii) below);


                                Credit Agreement

                  (ii) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

            "Lenders" means the Banks listed on the signature pages hereof, each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c), and the Designated Bidders, if any; provided, however, that the term "Lender" shall exclude each Designated Bidder when used in reference to an Advance, except to the extent a Designated Bidder has actually funded such Advance.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

            "Majority Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate outstanding principal amount of the A Advances held by Lenders, or, if no A Advances are then outstanding, Lenders having at least 66 2/3% of the Commitments.

            "Margin Stock" has the meaning specified in Regulations U and X.

            "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or the Notes or (iii) the ability of the Borrower to pay and perform its obligations hereunder.

            "Material Debt" means, at any time, Debt, the aggregate outstanding principal amount of which is $25,000,000 or more (or the equivalent in other currencies).

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "New Lender" means an Eligible Assignee selected by the Borrower with (in the case of a New Lender that is not already a Lender) prior consultation with the Administrative Agent.


                                Credit Agreement

            "Note" means an A Note or a B Note.

            "Notice of A Borrowing" has the meaning specified in Section
      2.02(a).

            "Notice of B Borrowing" has the meaning specified in Section 2.03(a)(i).

            "Notice of Borrowing" means a Notice of A Borrowing or a Notice of B Borrowing.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Other Taxes" has the meaning specified in Section 2.15(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes, levies and assessments that are not yet due or are being contested in good faith by appropriate proceedings;

                  (b) carriers', warehousemen's, mechanics', materialmen's,
            repairmen's, landlord's and other like Liens imposed by law, arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments only to the extent and for an amount and for a period not resulting in an Event of Default under Section 6.01(f) hereof;

                  (c) pledges or deposits made in the ordinary course of
            business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade
            contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, leases, restrictions on the use of Property or minor imperfections of title that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower;


                                Credit Agreement
      provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Process Agent" has the meaning specified in Section 8.08(c).

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Rating Level 1 Period" means a period during which the Debt Rating is A2 or better by Moody's or A or better by Standard & Poor's.

            "Rating Level 2 Period" means a period that is not a Rating Level 1 Period during which the Debt Rating is A3 by Moody's or A- by Standard & Poor's.

            "Rating Level 3 Period" means a period that is not a Rating Level 1 Period or a Rating Level 2 Period during which the Debt Rating is Baa1 by Moody's or BBB+ by Standard & Poor's.

            "Rating Level 4 Period" means a period that is not a Rating Level 1 Period, a Rating Level 2 Period or a Rating Level 3 Period during which the Debt Rating is Baa2 by Moody's or BBB by Standard & Poor's.

            "Rating Level 5 Period" means a period that is not a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period or a Rating Level 4 Period during which the Debt Rating is Baa3 by Moody's and BBB- by Standard & Poor's.

            "Rating Level 6 Period" means each period other than a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period, and shall include each period during which neither Moody's nor Standard & Poor's shall have in effect a Debt Rating.

            "Rating Level Change" means a change in the Debt Rating by either or both of Moody's or Standard & Poor's (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in the Debt Rating is first announced by Moody's or Standard & Poor's, as the case may be.


                                Credit Agreement

            "Rating Level Period" means a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period, a Rating Level 5 Period or a Rating Level 6 Period.

            "Reference Lenders" means Citibank, Bank of America, N.A. and Commerzbank AG.

            "Register" has the meaning specified in Section 8.07(g).

            "Regulation U" and "Regulation X" mean Regulations U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

            "Reportable Event" has the meaning set forth in Title IV of ERISA.

            "Specified Basis B Borrowing" has the meaning specified in Section 2.03(a)(i)(B).

            "Standard & Poor's" means Standard & Poor's Ratings Service, presently a division of The McGraw-Hill Companies, Inc., and its successors.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Taxes" has the meaning specified in Section 2.15(a).

            "Telerate Page 3750" means the display designated as page "3750" on the Bridge Information Service (or such other page as may replace page "3750" on the Dow Jones Markets Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

            "Total Debt" means, at any time, with respect to the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) the aggregate outstanding principal amount of Debt at such time.

            "Total Debt to Capitalization Ratio" means, at any time, the ratio of (x) Total Debt to (y) the sum of (i) Total Debt plus (ii) Consolidated Net Worth.


                                Credit Agreement

            "Type" has the meaning specified in the definition of "A Advance" in this Section 1.01.

            "United States" means the United States of America.

            "Utilization Fee" has the meaning specified in Section 2.04(b).

            "Voting Stock" means, at any time, with respect to any Person, the outstanding shares of stock (or other ownership interests) or securities of such Person entitled to vote generally in the election of directors (or persons exercising similar functions) of such Person.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any defined term or covenant to eliminate the effect of any change in generally accepted accounting principles on the operation of such defined term or covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend such defined term or covenant for such purpose), then the Borrower's compliance with this Agreement shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such defined term or covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01.  The Committed Revolving Facility (A Advances).

            (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register, as such amount may be reduced or increased pursuant to this Agreement (such Lender's "Commitment"); provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the


                                Credit Agreement
aggregate amount of the B Advances then outstanding, and such deemed use of the aggregate amount of the Commitments shall be deemed applied to the Commitments of the respective Lenders ratably according to the Commitments (such deemed use of the aggregate amount of the Commitments being herein called a "B Reduction").

            (b) Each A Borrowing (i) shall (except as otherwise provided herein) be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall consist of A Advances of the same Type (and, if such Advances are Eurodollar Rate Advances, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11(b) and reborrow under this Section 2.01.

            SECTION 2.02. Procedure for Making the A Advances.

            (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed A Borrowing (in the case of an A Borrowing consisting of Eurodollar Rate Advances) or given not later than 11:00 A.M. (New York time) on the Business Day of the proposed A Borrowing (in the case of an A Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, in substantially the form of Exhibit C hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing,
(iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Lender shall, before 2:00 P.M. (New York time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in immediately available funds, such Lender's ratable portion of such A Borrowing. Promptly after the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by depositing the same in an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the relevant Notice of Borrowing.

            (b) Anything herein to the contrary notwithstanding, the Borrower may only select Eurodollar Rate Advances for any A Borrowing in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of A Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing. The Borrower shall pay amounts owing


                                Credit Agreement
to any Lender pursuant to this Section 2.02(c) within 10 days after receipt from such Lender of a certificate setting forth in reasonable detail the calculation of the amount such Lender is entitled to claim under this Section 2.02(c) (which certificate shall be conclusive and binding for all purposes, absent manifest error).

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (provided, that such demand shall first be made to such Lender prior to such demand being made to the Borrower) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement (and such A Advance shall be deemed to have been made by such Lender on the date on which such amount is so repaid to the Administrative Agent).

            (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

            (f) Nothing contained in this Section 2.02 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against such Lender as a result of such Lender's failure to fulfill such Commitment hereunder.

            SECTION 2.03. The Competitive Bid Facility (B Advances).

            (a) Each Lender severally agrees that the Borrower may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Commitment Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction). The following procedures shall apply:


                                Credit Agreement

            (i) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit D hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Commitment Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York time):

                  (A) at least one Business Day prior to the date of the
            proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (such Borrowing, a "Fixed Rate B Borrowing") and

                  (B) at least four Business Days prior to the date of the
            proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (such Borrowing, a "Specified Basis B Borrowing").

      Promptly after making each such request, the Borrower shall pay to the Administrative Agent, for the Administrative Agent's account, a non-refundable fee in the amount heretofore agreed between the Borrower and the Administrative Agent. Promptly following the Administrative Agent's receipt of such request, the Administrative Agent shall notify each Lender of such request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York time) (A) on the date of such proposed B Borrowing (in the case of a Fixed Rate B Borrowing) and (B) three Business Days before the date of such proposed B Borrowing (in the case of a Specified Basis B Borrowing), of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 A.M. (New York time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of


                                Credit Agreement
      such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

            (iii) The Borrower shall, in turn (A) before 11:00 A.M. (New York time) on the date of such proposed B Borrowing (in the case of a Fixed Rate B Borrowing) and (B) before 1:00 P.M. (New York time) three Business Days before the date of such proposed B Borrowing (in the case of a Specified Basis B Borrowing), either:

                  (x) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

                  (y) in its sole discretion, (1) accept one or more of the
            offers made by any Lender or Lenders pursuant to paragraph (ii) above by giving notice to the Administrative Agent of the amount of each B Advance to be made by each Lender as part of such B Borrowing (provided that (I) the amount of each such B Advance shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph
            (ii) above and (II) such offers, if accepted, must be accepted in ascending order of the rates of interest specified by the offering Lenders in their respective notices delivered pursuant to paragraph
            (ii) above (in each case beginning with the lowest rate so offered) and, if offers are made by two or more Lenders with the same rates of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted, then the principal amount of B Advances in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in integral multiples of $1,000,000) in proportion to the aggregate maximum principal amount of such offers by such Lenders), and (2) reject any remaining offers made by Lenders pursuant to paragraph
            (ii) above by giving the Administrative Agent notice to that effect.

            (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

            (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York


                                Credit Agreement

      time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in immediately available funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will promptly make such funds available to the Borrower by depositing the same in an account of the Borrower maintained with the Administrative Agent and designated in the relevant Notice of Borrowing. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

            (b) If requested by a Lender making a B Advance the indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise as such terms as were agreed to for such B Advance in accordance with this Section 2.03.

            (c) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, but no B Borrowing shall be made if, following the making of such B Borrowing, the Borrower would not be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (d) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (e) below, and reborrow on the terms and conditions of this Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

            (e) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a B Advance on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay the principal of any B Advance.

            (f) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above.


                                Credit Agreement

            SECTION 2.04. Certain Fees.

            (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee (the "Facility Fee") on the average daily amount of such Lender's Commitment from the Effective Date (in the case of each Lender party hereto on the Effective Date) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each New Lender) until the Commitment Termination Date at a rate equal to the Applicable Facility Fee. Accrued Facility Fee shall be paid on the last Business Day of each March, June, September and December on the Commitment Termination Date.

            (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a utilization fee (the "Utilization Fee") on the aggregate outstanding principal amount of such Lender's Advances for any period during which the aggregate outstanding principal amount of the Advances exceeds an amount equal to 50% of the aggregate amount of the Commitments, at a rate equal to the Applicable Utilization Fee. Accrued Utilization Fee shall be paid on each day on which a payment of interest is due under Section 2.07.

            (c) Administrative Agent's Fee. The Borrower acknowledges its agreement to pay to the Administrative Agent, for the Administrative Agent's own account, an administrative agency fee at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.

            SECTION 2.05. Reduction and Increase of the Commitments.

                  (a) Commitment Reductions. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and provided further that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Once reduced or terminated, the Commitments may not be reinstated.

                  (b) Commitment Increases.

                  (i) Not more than once in any six-month period, the Borrower may propose to increase the aggregate amount of the Commitments in increments of $25,000,000 (a "Proposed Aggregate Commitment Increase") in the manner set forth below; provided that:


                                Credit Agreement

                  (1) no Default or Event of Default shall have occurred and be continuing either as of the Increase Notice Date (as hereinafter defined) or as of the related Increase Date (as hereinafter defined);

                  (2) after giving effect to any such increase, the aggregate amount of the Commitments shall not exceed $350,000,000; and

                  (3) on the Increase Date and after giving effect to any such increase, the Debt Rating shall be better than or equal to Baa3 by Moody's and better than or equal to BBB by Standard & Poor's.

                  (ii) The Borrower may request an increase in the aggregate amount of the Commitments by delivering to the Administrative Agent a notice (an "Increase Notice", the date of delivery thereof to the Administrative Agent being the "Increase Notice Date") specifying (1) the Proposed Aggregate Commitment Increase, (2) the proposed date (the "Increase Date") on which the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 60 days after the Increase Notice Date) and (3) the New Lenders if any, to whom the Borrower desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Administrative Agent shall in turn promptly notify each Lender of the Borrower's request by sending each Lender a copy of such notice.

                  (iii) Not later than the date five days after the Increase Notice Date, the Administrative Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase (such New Lender's "Proposed New Commitment") by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 11:00 A.M. (New York time) on the date that is 10 days after the Increase Notice Date; provided that:

                  (1) the Proposed New Commitment of each New Lender which is not a Lender shall be in an amount not less than $20,000,000; and

                  (2) each New Lender that submits a Proposed New Commitment shall enter into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such New Lender shall undertake a Commitment (and, if any such New Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date), and shall pay to the Administrative Agent a processing and recordation fee of $3,000.

                  (iv) If the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Borrower otherwise requests) the Administrative Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not


                                Credit Agreement
      committed to by New Lenders pursuant to Section 2.05(b)(iii). Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder (such Lender's "Proposed Increased Commitment") by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) not later than 11:00 A.M. (New York time) on the date five days before the Increase Date.

                  (v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the "Total Committed Increase") equals or exceeds $25,000,000, then, subject to the terms and conditions set forth in Section 2.05(b)(i):

                  (1) effective on and as of the Increase Date, the aggregate amount of the Commitments shall be increased by the Total Committed Increase and shall be allocated among the New Lenders and the Lenders as provided in Section 2.05(b)(vi); and

                  (2) on the Increase Date, if any A Advances are then
            outstanding, the Borrower shall borrow A Advances from all or certain of the Lenders and/or (subject to compliance by the Borrower with Section 8.04(c)) prepay A Advances of all or certain of the Lenders such that, after giving effect thereto, the A Advances (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments; and

                  (3) if the total Committed Increase is less than $25,000,000, then the aggregate amount of the Commitments shall not be changed pursuant to the Increase Notice.

                  (vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

                  (1) If the Total Committed Increase shall be at least $25,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender's Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender's Proposed Increased Commitment.

                  (2) If the Total Committed Increase shall be greater than the
            Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:

                  (x) first to New Lenders (to the extent of their respective
            Proposed New Commitments) in such a manner as the Borrower shall agree; and


                                Credit Agreement

                  (y) then to Lenders on a pro rata basis based on the ratio of each Lender's Proposed Increased Commitment (if any) to the aggregate amount of the Proposed Increased Commitments of all of the Lenders.

                  (vii) No increase in the Commitments contemplated hereby shall become effective until the Administrative Agent shall have received evidence satisfactory to the Administrative Agent (including an update of the opinion of counsel provided pursuant to Section 3.01(d)) that such increases in the Commitments, and Borrowings thereunder, have been duly authorized by all necessary corporate and other action on the part of the Borrower and do not conflict with any applicable law or regulation or the Borrower's charter or by-laws or any agreement or instrument to which the Borrower is a party.

            SECTION 2.06. Repayment of A Advances; Evidence of Debt.

            (a) Repayment. (i) The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the full outstanding principal amount of such Lender's A Advances, and each A Advance shall mature, on the Commitment Termination Date.

            (b) Evidence of Debt. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii) The Administrative Agent shall maintain accounts in which shall be recorded (i) the amount of each Advance, whether such Advance is an A Advance or a B Advance, the Type thereof and each Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (iii) The entries made in the accounts of each Lender maintained pursuant to paragraph (i) or (ii) of this Section 2.06(b) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances made to the Borrower by such Lender in accordance with the terms hereof.

            (iv) Any Lender may request that A Advances made by it be evidenced by an A Note. In such event, the Borrower shall prepare, execute and deliver to such Lender an A Note payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

            SECTION 2.07. Interest.


                                Credit Agreement

            (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender, from the date of such A Advance until the date such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum for each Interest Period for such A Advance equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs three months after the first day of such Interest Period, and on any date such Eurodollar Rate Advance shall be Continued, Converted or paid in full.

            (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due (whether at stated maturity, by acceleration or otherwise), and on the unpaid amount of any interest, fee or other amount payable hereunder that is not paid when due, at a rate per annum during the period from the due date thereof to the date on which such amount is paid in full equal to:

            (i)  in the case of any amount of principal of such Advance:

                  (x) in the case of any Base Rate Advance or B Advance, 2% per annum plus the rate which would otherwise be applicable to such Advance, and

                  (y) in the case of any Eurodollar Rate Advance, for the
            balance of the then current Interest Period, 2% per annum plus the rate which would otherwise be applicable to such Advance for such Interest Period and, thereafter, 2% plus the Base Rate as in effect from time to time, and

            (ii) in the case of all other amounts, 2% per annum plus the Base Rate as in effect from time to time.

            SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or the equivalent), additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the then current Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is


                                Credit Agreement
payable on such Eurodollar Rate Advance. Any Lender wishing to require payment of such additional interest shall so notify the Borrower and the Administrative Agent and shall furnish to the Borrower at least three Business Days prior to each date on which interest is payable on the Eurodollar Rate Advances of such Lender a certificate (which certificate shall be conclusive and binding for all purposes, absent manifest error) setting forth the basis for such assertion and the amount to which such Lender is then entitled under this Section.

            SECTION 2.09. Interest Rate Determinations; Changes in Rating
Systems.

            (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for the purpose of Section 2.07.

            (b) If, with respect to determining the Eurodollar Rate for any Eurodollar Rate Advances for any Interest Period, (1) the relevant rates do not appear on Telerate Page 3750 or on page "LIBO" on the Reuter Monitor Money Rates Service and (2) fewer than two Reference Lenders furnish timely information to the Administrative Agent for purposes of determining such rate,

            (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances for such Interest Period,

            (ii) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period therefor, Convert into a Base Rate Advance, and

            (iii) the obligation of the Lenders to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

            (i) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period therefor, Convert into a Base Rate Advance, and

            (ii) the obligation of the Lenders to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.


                                Credit Agreement

            (d) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (e) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such A Advances shall automatically Convert into Base Rate Advances.

            (f) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Voluntary Conversion and Continuation of A Advances.

            (a) Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all or any portion of the outstanding A Advances of one Type comprising part of the same A Borrowing into A Advances of the other Type; provided that (i) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (ii) in the case of any such Conversion of a Eurodollar Rate Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify
(x) the date of such Conversion, (y) the A Advances to be Converted, and (z) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.09 and 2.13, Continue all or any portion of the outstanding Eurodollar Rate Advances comprising part of the same A Borrowing for one or more Interest Periods; provided that (i) Eurodollar Rate Advances so Continued and having the same Interest Period shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Continuation shall, within the restrictions specified above, specify (x) the date of such Continuation, (y) the Eurodollar Rate Advances to be Continued and (y) the duration of the initial Interest Period (or Interest Periods) for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.


                                Credit Agreement

            SECTION 2.11. Prepayments of A Advances.

            (a) The Borrower shall have no right to prepay the principal of the A Advances other than as provided in subsection (b) below.

            (b) The Borrower may, upon notifying the Administrative Agent, before 10:00 A.M. (New York time) (A) on the date of such proposed repayment of a Base Rate Advance and (B) two Business Days before the date of such proposed repayment of a Eurodollar Rate Advance stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall pay such amounts in respect thereof as are required to be paid under
Section 8.04(c).

            SECTION 2.12. Increased Costs.

            (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, the Borrower shall from time to time, within 10 days after delivery by such Lender to the Borrower (with a copy to the Administrative Agent) of a certificate as to the amount of (and specifying in reasonable detail the basis for) such increased cost, pay to the Administrative Agent for the account of such Lender the amount of the increased costs set forth in such certificate (which certificate shall be conclusive and binding for all purposes, absent manifest error); provided that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            (b) If any Lender (other than a Designated Bidder) determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within 10 days after


                                Credit Agreement
delivery by such Lender to the Borrower (with a copy to the Administrative Agent) of a certificate as to (and specifying in reasonable detail the basis for) the Additional Amounts (as hereinafter defined) requested by such Lender, the Borrower shall pay (subject to Section 2.17) to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, the amount specified in such certificate (which certificate shall be conclusive and binding for all purposes, absent manifest error). For purposes hereof, the "Additional Amounts" that may be requested by any Lender under this Section 2.12(b) means such amounts as such Lender shall reasonably determine to be sufficient to compensate such Lender or any corporation controlling such Lender for any costs that such Lender reasonably determines are attributable to the maintenance by such Lender (or such corporation) of capital in respect of its commitments to lend hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or such corporation) to a level below that which such Lender (or such corporation) could have achieved but for the enactment or introduction of such law or regulation or the adoption or making of such guideline or request).

            SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of the Lenders to make or Continue, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall upon demand prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon (but not any payments otherwise due pursuant to Section 8.04(c)), unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all the Lenders then outstanding into Base Rate Advances in accordance with Section 2.10; provided that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.14. Payments and Computations.

            (a) The Borrower shall make each payment hereunder without set-off or counterclaim not later than 11:00 A.M. (New York time) on the day when due in Dollars to the Administrative Agent at its address referred to in Section 8.02 in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or Facility Fee and Utilization Fee ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12 or 2.15 which shall be paid only to the Lenders, or to the Administrative Agent for the account of the Lenders, entitled to such amounts by the terms


                                Credit Agreement
of said Section 2.03, 2.08, 2.12 or 2.15) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on Citibank's base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of Facility Fees and Utilization Fees shall be made by the Administrative Agent, and all computations of interest pursuant to
Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees or Utilization Fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest, Facility Fee and Utilization Fee; provided, however, if such extension would result in a payment being made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.15. Taxes.

            (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its


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                                      -32-


income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such Lender will use reasonable efforts to contest such a Tax or Other Tax that is, in its opinion, incorrectly asserted. This indemnification shall be made within 10 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Lender) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower (but only so long as such Lender remains lawfully able to do so and if not lawfully able to do so, such Lender shall promptly notify the Borrower thereof), shall provide the Borrower with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a


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                                      -33-


Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a). Notwithstanding the foregoing, if any Lender cannot deliver either Internal Revenue Service form W-8BEN or W-8ECI, such Lender shall deliver to the Borrower such properly completed and executed documentation prescribed by applicable law as will permit payments under this Agreement to be made without, or at a reduced rate of, withholding tax; provided that no Lender shall have an obligation to provide any such documentation if, in the reasonable judgment of such Lender, the provision of any such documentation would be disadvantageous or require such Lender to disclose any confidential or proprietary information.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States to the extent such Taxes would have been reduced by the furnishing of such form; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.08, 2.12 or 2.15) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


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
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            SECTION 2.17. Replacement of Lenders, Etc.

            (a) Notwithstanding anything to the contrary contained in Section 2.12, unless any Lender requesting payment under Section 2.12 gives notice to the Borrower that the Borrower is obligated to pay any amount under Section 2.12 within 180 days after the later of (x) the date such Lender incurs the increased costs, reduction in the amounts received or receivable hereunder or reduction in return on capital, as applicable or (y) the date such Lender has actual knowledge of its incurrence of any of the foregoing, such Lender shall only be entitled to be compensated for any such amount by the Borrower to the extent any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower as set forth above; provided that if the circumstance giving rise to such claim by its terms has a retroactive effect to an earlier date, such 180-day period shall be extended to include the period of such retroactive effect.

            (b) If the Borrower is required to make any additional payment pursuant to Section 2.12 or 2.15 to any Lender or if any Lender's obligation to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended pursuant to Section 2.13 (in each case, such Lender being an "Affected Person"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Person as a party to this Agreement pursuant to the procedure set forth below; provided that, no Default or Event of Default shall have occurred and be continuing at the time of such replacement and; provided, further, that concurrently with such replacement, (i) another financial institution which is an Eligible Assignee and is satisfactory to the Administrative Agent shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of
Section 8.07 applicable to assignments, and such Affected Person shall promptly execute and deliver such Assignment and Acceptance and (ii) the Borrower shall pay, or cause such Eligible Assignee to pay, (x) to such Affected Person in immediately available funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12 and 2.15, and (y) to the Administrative Agent an administrative fee in the amount of $3,000 for each such replacement.

                                   ARTICLE III
                              CONDITIONS OF LENDING

            SECTION 3.01. Condition Precedent to Initial A Borrowing. The obligation of the Lenders to make the A Advances constituting the initial A Borrowing is subject to the condition precedent that the Administrative Agent shall have received, on or prior to June 30, 2000, the following, each (unless otherwise specified below) dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each
Lender:


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
                                      -35-


            (a) Certified copies of the resolutions of the Board of Directors of the Borrower approving, and authorizing the execution, delivery and performance of, this Agreement and the Notes and of all documents evidencing other necessary corporate actions and governmental approvals, if any, with respect to this Agreement.

            (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the Borrower's certificate of incorporation and by-laws and certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement.

            (c) A certificate from the Secretary of State of Delaware dated as of a date reasonably close to the date of such effectiveness as to the good standing of and charter documents filed by the Borrower.

            (d) A favorable opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Borrower, substantially in the form of Exhibit G hereto, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

            (e) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit H hereto.

            (f) A certificate of a senior officer of the Borrower certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing, and (ii) the representations and warranties contained in Section
4.01 are true and correct on and as of the date thereof as if made on and as of such date.

            (g) An instrument duly executed and delivered by the Process Agent dated on or prior to the date hereof pursuant to which it accepts its appointment as Process Agent hereunder.

            (h) Evidence of the termination of the commitments and payment in full of all amounts payable under the Amended and Restated Credit Agreement dated as of August 3, 1995, as amended, among the Borrower, certain banks and Citibank, as agent.

            SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 (except for, in the case of any Borrowing after the initial Borrowing hereunder, the representation and warranty set forth in Sections 4.01(e)(iii) and 4.01(f)(i)) are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (it being understood and agreed that


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
                                      -36-


any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and

            (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing under the laws of the respective states in which ownership of property or the nature of the business transacted by it makes such qualification necessary, and in which failure to so qualify would have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on the Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the due execution, delivery and performance by the Borrower of this Agreement.

            (d) This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

            (e) (i) The consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at June 30, 1999, and the related consolidated statements of income and cash flows for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied.

                  (ii) The unaudited consolidated and consolidating balance
            sheets of the Borrower and its Consolidated Subsidiaries as of March 31, 2000 and the related unaudited consolidated statements of income and cash flows for the nine months


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
                                      -37-


            then ended, copies of which have been furnished to each Lender, fairly present, in conformity which GAAP applied on a consistent basis with the financial statements referred to in clause (i) of this paragraph (e), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end audit adjustments).

                  (iii) Since June 30, 1999, there has been no material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries, taken as a whole, as shown on the consolidated balance sheet as of such date and the related consolidated statement of net income for the fiscal year then ended.

            (f) There is no pending (or, to the Borrower's knowledge, threatened) action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect.

            (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, not more than 25% of the value (as determined in accordance with Regulation U) of the assets of the Borrower and of the Borrower and its Subsidiaries taken as a whole will consist of or be represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of the Administrative Agent and each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

            (h) The Borrower and its Subsidiaries have filed (or have obtained extensions of the time by which they are required to file) all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which to the Borrower's knowledge have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

            (i) Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. Without limiting the foregoing, neither the Borrower nor any of its Subsidiaries has incurred any liability (other than for the payment of premiums not yet due and payable) to the PBGC established under ERISA in connection with any Plan or to the Borrower's knowledge any Multiemployer Plan.


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
                                      -38-


            (j) The Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and the Borrower and each of its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to maintain in effect such permit, license or authorization or comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (k) Without limiting the foregoing paragraphs (a) through (j), the Borrower and each of its Subsidiaries is in full compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower, its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (l) Schedule I hereto is a complete and correct list of each security interest granted by the Borrower and its Subsidiaries in connection with any Debt as of the date hereof.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Lender shall have any Commitment hereunder and until payment in full of all Advances, all interest thereon and all other amounts payable by the Borrower hereunder, the Borrower covenants and agrees that:

            (a) Corporate Existence, Compliance with Laws, Etc. The Borrower will (i) maintain its corporate existence and (ii) comply, and cause each Subsidiary to comply, with all applicable laws, statutes, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and applicable Environmental Laws, except for any non-compliance which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (b) Taxes, Charges, Etc. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries and its and their properties, or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien or charge upon any Property of the Borrower or any such Subsidiary, except such items as are being in good faith appropriately contested by the Borrower or any of its Subsidiaries and as to which appropriate reserves are being maintained and except for such items


                                Credit Agreement
the non-payment of which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (c) Performance of Material Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform and observe each contractual, legal and other obligation binding upon the Borrower or such Subsidiary, as the case may be, except where the failure to do so could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (d) Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and to permit representatives of any Lender or the Administrative Agent, upon prior written notice to the Borrower (unless an Event of Default has occurred and is continuing) and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            (e) Property. The Borrower will maintain, preserve and keep its own and will cause its Subsidiaries to keep their principal plants and material properties and every part thereof in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except in each case when the failure to do so could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            (f) Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

            (g) Reporting Requirements. The Borrower will furnish to the
Lenders:

            (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to normal year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with
      (A) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03;


                                Credit Agreement

            (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower and its Consolidated Subsidiaries, containing consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and statements of income, shareowners' equity and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Majority Lenders by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Majority Lenders, together with (a) a certificate of the chief financial officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03;

            (iii) as soon as possible and in any event within five days after any Executive Officer knows or has reason to know that any Default or Event of Default has occurred and is continuing, a statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

            (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any Subsidiary of the Borrower files with the Securities and Exchange Commission or any national securities exchange;

            (v) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any Subsidiary of the Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any such Subsidiary receives from the PBGC; and

            (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

            (h) Use of Proceeds. The Borrower will use the proceeds of the Advances for its general corporate purposes (in compliance with all applicable legal and regulatory requirements) including Acquisitions; provided that the Borrower will not use any of the proceeds of any Advance for the purpose of financing a Hostile Acquisition; provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.


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
                                      -41-


            SECTION 5.02. Negative Covenants. So long as any Lender shall have any Commitment hereunder and until payment in full of all Advances, all interest thereon and all other amounts payable by the Borrower hereunder, the Borrower covenants and agrees that:

            (a) Liens. The Borrower will not, and will not permit any of its Subsidiaries to, at any time create, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

             (i) Liens existing on Property of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

            (ii) Permitted Encumbrances;

            (iii) Liens on Property securing Debt of the Borrower or any Subsidiary of the Borrower incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

            (iv) Liens on Property of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event;

            (v) Liens existing on Property prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

            (vi) Liens existing on the date of this Agreement and described on
      Schedule I hereto;

            (vii) Liens on accounts receivable and related rights of the Borrower, to the extent such Liens arise solely by reason of the sale thereof for cash to a special purpose entity (which may be a Subsidiary or Affiliate of the Borrower) in connection with the securitization thereof; provided that no such Lien shall extend to any Property other than the accounts receivable and related rights subject to such securitization;

            (viii) other Liens on Property of the Borrower or a Subsidiary of the Borrower; provided that the aggregate principal amount of the Debt secured thereby at any one time outstanding shall not exceed 5% of Net Worth of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of the last day of the then most recently completed fiscal quarter of the Borrower;

            (ix) Liens incidental to the conduct of its business in the ordinary course or ownership of its Property in the ordinary course of its business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and


                                Credit Agreement
      which do not in the aggregate materially detract form the value of its Property or materially impair the use thereof in the operation of its business;

            (x) Liens created in favor of a customer of the Borrower or any of its Subsidiaries with respect to specific goods or work-in-process to secure advances by the customer to such Borrower or Subsidiary to purchase or cause the manufacture of the goods or work-in-process securing the advances, if (A) such Liens shall secure only the amount used to purchase or manufacture such goods or work-in-process so purchased or manufactured, and (B) such Liens shall be limited to the applicable goods or work-in-process; and

            (xi) Liens arising out of the refinancing, extension, renewal or refunding of any Debt of the Borrower or any Subsidiary of the Borrower secured by any Lien permitted by any of the foregoing clauses of this
      Section 5.02(a); provided that such Debt is not increased and is not secured by any additional Property.

            (b) Mergers, Etc. The Borrower will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries (taken as a whole) to any Person, except that the Borrower may merge or consolidate with or into any other Person so long as (x) immediately after giving effect to such transaction, no Default or Event of Default would exist and (y) the Borrower is the surviving corporation.

            (c) Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, make any investment in an Affiliate (other than a Subsidiary), transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate (other than a Subsidiary), merge into or consolidate with or purchase or acquire Property from an Affiliate (other than a Subsidiary) or enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (other than a Subsidiary) (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that:

                  (x) any Affiliate who is an individual may serve as a
            director, officer, agent or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity; and

                  (y) the Borrower and its Subsidiaries may enter into
            transactions with Affiliates if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (d) Change in Nature of Business. The Borrower will not make any material change in the nature of the business of the Borrower and its Subsidiaries taken as a whole as carried on at the date hereof.


                                Credit Agreement

            SECTION 5.03. Financial Covenants So long as any Lender shall have any Commitment hereunder and until payment in full of all Advances, all interest thereon and all other amounts payable by the Borrower hereunder, the Borrower covenants and agrees that:

            (a) Consolidated Net Worth. The Borrower will not permit at any time Consolidated Net Worth to be less than the sum of (i) $958,278,000 and
      (ii) an amount equal to 50% of the net income (if positive) of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for each fiscal quarter of the Borrower commencing with and including the fiscal quarter ending March 26, 2000.

            (b) Total Debt to Capitalization Ratio. The Borrower will not permit the Total Debt to Capitalization Ratio at any time to exceed 0.55 to 1.00.

            (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at any time to be less than 2.00 to 1.00.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any fee or other amount payable hereunder when due and such failure remains unremedied for three Business Days; or

            (b) Any representation or warranty made by the Borrower in or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(i), 5.01(g), 5.01(h), 5.02(a), 5.02(b), 5.02(d) or 5.03; or (ii) the Borrower shall fail to perform or observe any other term or covenant of this Agreement on its part to be performed or observed, and such failure in any instance remains unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Material Debt of the Borrower or such Subsidiary when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise), and such failure shall continue unwaived after the applicable notice and grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue unwaived after the applicable notice and grace period, if


                                Credit Agreement
any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower or any of its Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) One or more judgments or orders for the payment of money (not paid or fully covered by a reputable and solvent insurance company) in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) A Change in Control shall occur; or

            (h) The Borrower shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the reasonable determination of the Majority Lenders, would (either individually or in the aggregate) materially adversely affect the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (taken as a whole);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the then outstanding Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the then outstanding Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A)


                                Credit Agreement
the obligation of each Lender to make Advances shall automatically be terminated and (B) the then outstanding Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agent's Reliance, Etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may deem and treat the Lender which makes an Advance as the holder of the indebtedness resulting therefrom for all purposes hereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the Property (including the books and records) of the Borrower or any of its Subsidiaries; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have


                                Credit Agreement
knowledge of the occurrence of a Default or Event of Default (other than a failure by the Borrower to make a payment of principal or interest hereunder when due) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default" or "Notice of Event of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 7.04. Citicorp USA, Inc. and Affiliates. With respect to its Commitment and the Advances made by it, Citicorp USA, Inc. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp USA, Inc. in its individual capacity. Citicorp USA, Inc. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citicorp USA, Inc. were not the Administrative Agent and without any duty to account therefor to the Lenders.

            SECTION 7.05. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.06. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amount of the Lenders outstanding Advances (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, except to the extent such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement is determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in


                                Credit Agreement
connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc.. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, or the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of such Lenders or subject such Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Advances or any fees or other amounts payable hereunder,
(e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Lender with B Advances outstanding at such time, (1) reduce the principal of, or interest on,


                                Credit Agreement
any such B Advance or any fees or other amounts payable hereunder or thereunder with respect thereto, (2) postpone any date fixed for any payment of principal of, or interest on, any such B Advance or any fees or other amounts payable hereunder or thereunder with respect thereto, or (3) subject such Lender to any additional obligations; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. This Agreement and the Notes and any letter agreement relating to fees in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

            SECTION 8.02. Notices, Etc.All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to the Borrower, at its address at SCI Systems, Inc., c/o SCI Systems (Alabama), Inc., 2101 West Clinton Avenue, Huntsville, Alabama 35805, attention: James E. Moylan, Jr., Senior Vice President and Chief Financial Officer, telephone number: 256-882-4116, telecopier number: 256-882-4466; if to any Lender (other than a Designated Bidder), at the Domestic Lending Office specified in the Administrative Questionnaire of such Lender; if to any Designated Bidder, at the Domestic Lending Office specified in the Designation Agreement pursuant to which it became a Lender; and if to the Administrative Agent, Citicorp USA, Inc., Two Penns Way, Suite 200, New Castle, DE 19720, Attention: Nina Qureshi, telephone number: (302) 894-6062, telecopier number: (302) 894-6120, with a copy to, in case of any notices of a business nature, Citicorp North America, 400 Perimeter Center Terrace, Suite 600, Atlanta, GA 30346-1233, Attention: Kirk Lakeman, telephone number, (770) 668-8120, telecopier number, (770) 668-8137; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs, Expenses and Indemnification.

            (a) The Borrower agrees to pay and reimburse all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, to the extent actually incurred, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, to the extent actually incurred, reasonable counsel fees and expenses of the Administrative Agent and each of the Lenders), incurred by the Administrative


                                Credit Agreement

Agent or any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, to the extent actually incurred, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower hereby indemnifies the Administrative Agent each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursement of any kind and nature whatsoever (including, without limitation, to the extent actually incurred, reasonable fees and disbursements of counsel), joint or several, that may be imposed on, incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, or the transactions contemplated hereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of this Agreement.

            (c) If any payment of principal of, or Conversion or Continuation of, any Eurodollar Rate Advance is made other than on the last day of an Interest Period for such Advance, as a result of acceleration of the maturity of the outstanding Advances pursuant to Section 6.01 or for any other reason (other than a payment or Conversion pursuant to Section 2.13), the Borrower shall pay (subject to the last sentence of this Section 8.04(c)) to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, Continuation or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. The Borrower shall pay amounts owing to any Lender pursuant to this Section 8.04(c) within 10 days after receipt from such Lender of a certificate setting forth in reasonable detail the calculation of the amount such Lender is entitled to claim under this Section 8.04(c) (which certificate shall be conclusive and binding for all purposes, absent manifest error).

            SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, matured or unmatured, in whatever currency) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower (all such deposits and other indebtedness being herein called "Obligations") against any and all of the obligations of the


                                Credit Agreement

Borrower now or hereafter existing under this Agreement and the Notes, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliate under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or such Affiliate may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07. Assignments, Designations and Participations.

            (a) Each Lender (other than a Designated Bidder) may, with notice to and the consent of the Administrative Agent and the Borrower, such consents not to be unreasonably withheld (but not otherwise), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) no such consent by the Borrower or the Administrative Agent shall be required in the case of any assignment to an Affiliate of the assigning Lender, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement (other than any right to make B Advances or B Advances owing to it), (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (or, if less, the entire Commitment of such Lender) and shall be an integral multiple of $1,000,000 unless the Borrower and the Administrative Agent otherwise agree,
(iv) each such assignment shall be to an Eligible Assignee, (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and
(vi) the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).


                                Credit Agreement

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and the Borrower and the Administrative Agent shall have consented to the relevant assignment to the extent required pursuant to Section 8.07(a)) and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Unless requested by such assignee or such assigning Lender, new or replacement Notes shall not be required to be prepared, executed and delivered by or on behalf of the Borrower in connection with any assignment.

            (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Advances as a Lender pursuant to Sections 2.01 and/or 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Advances as a Lender pursuant to Sections 2.01 and/or 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Advances as a Lender pursuant to Sections 2.01 and/or 2.03 and the obligations related thereto. For any Lender designating a Designated Bidder hereunder, any Advance to be made by such Lender may from time to time be made by its


                                Credit Agreement

Designated Bidder in such Designated Bidder's sole discretion, and nothing herein shall constitute a commitment to make Advances by such Designated Bidder; provided that if any Designated Bidder elects not to, or fails to, make any such Advance, its designating Lender hereby agrees that it shall make such Advance pursuant to the terms hereof and shall not be relieved of any obligation owing by it hereunder. Any Advance actually funded by a Designated Bidder pursuant to this Section 8.07(d) shall constitute a utilization of the Commitment of its designating Lender for all purposes hereunder. Each of the Borrower, the Lenders and the Administrative Agent agrees that it will not institute against any Designated Bidder or join any other Person in instituting against any Designated Bidder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bidder. Each designating Lender or a specified branch or affiliate thereof shall on behalf of its Designated Bidder: (i) receive any and all payments made for the benefit of such Designated Bidder and
(ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Bidder and need not be signed by such Designated Bidder on its own behalf. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Bidder sign or acknowledge the same. No Designated Bidder may assign or transfer all or any portion of its interest hereunder other than by way of an assignment to its designating Lender (and in such case no consent of the Borrower or the Administrative Agent shall be required nor shall any processing and recordation fee shall be payable) or otherwise in accordance with the provisions of this
Section 8.07. The Borrower hereby consents to the disclosure of any non-public information with respect to it which is related to this transaction by any Designated Bidder to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Bidder.

            (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such


                                Credit Agreement
designee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit F hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (g) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the A Advances owing to, each such Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for the purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(iv) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Advances or any fee or other amounts payable hereunder, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent the same are subject to such participation. No participant shall have any direct rights against the Borrower but shall have only those rights derived from the Lender which granted such participant's participation interest.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement


                                Credit Agreement

(including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (j) All amounts payable by the Borrower to any Lender under Sections 2.08, 2.12, 2.15 and 8.04(c) in respect of Advances held by such Lender, and such Lender's Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Advances or Commitment and as if such Lender were funding each of such Advances and Commitments in the same way that it is funding the portion of such Advances and Commitment in which no participations have been sold. No assignee or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.12 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower's prior written consent, (ii) by reason of the provisions of said Section 2.12 requiring such Lender to designate a different Applicable Lending Office as provided in said
Section 2.12 or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 8.08. Governing Law; Submission to Jurisdiction.

            (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            (b) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the Notes or the transactions contemplated hereby.

            (c) The Borrower irrevocably appoints CT Corporation Systems (the "Process Agent"), having an office on the date hereof at 111 8th Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in connection with any action or proceeding arising under the Agreement.

            (d) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 8.09. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                                Credit Agreement

            SECTION 8.11. Survival. The obligations of the Borrower under Sections 2.12, 2.15 and 8.04, and the obligations of the Lenders under Section 7.06, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by any Notice of A Borrowing or Notice of B Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            SECTION 8.12. Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 8.13. No Fiduciary Relationship. The Borrower acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and the Lenders (in such capacities), on the one hand, and the Borrower, on the other, in connection herewith or therewith is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    SCI SYSTEMS, INC.


                                    By: ___________________________
                                      Name:
                                      Title:


                                    CITICORP USA, INC., as Administrative
                                      Agent


                                    By: ___________________________
                                      Name:
                                      Title:


Commitment                          Lenders
----------                          -------

$28,000,000                         CITICORP USA, INC.


                                    By: ___________________________
                                      Name:
                                      Title:

$26,000,000                         BANK OF AMERICA, N.A.


                                    By: ___________________________
                                      Name:
                                      Title:


                                Credit Agreement

$26,000,000                         COMMERZBANK AG, NEW YORK
                                    AND GRAND CAYMAN BRANCHES


                                    By: ___________________________
                                      Name:
                                      Title:

$22,000,000                         ABN AMRO BANK N.V.


                                    By: ___________________________
                                      Name:
                                      Title:

$22,000,000                         REGIONS BANK


                                    By: ___________________________
                                      Name:
                                      Title:

$18,000,000                         THE GOVERNOR AND COMPANY
                                    OF THE BANK OF IRELAND


                                    By:
                                      Name:
                                      Title:

$18,000,000                         BANK OF TOKYO-MITSUBISHI, LTD.


                                    By: ___________________________
                                      Name:
                                      Title:


                                Credit Agreement

$10,000,000                         BANK LEUMI USA


                                    By: ___________________________
                                      Name:
                                      Title:

$10,000,000                         MELLON BANK, N.A.


                                    By: ___________________________
                                      Name:
                                      Title:

$10,000,000                         ROYAL BANK OF SCOTLAND


                                    By: ___________________________
                                      Name:
                                      Title:

$10,000,000                         THE DAI-ICHI KANGYO BANK, LTD.


                                    By: ___________________________
                                      Name:
                                      Title:


$200,000,000            Total of the Commitments


                                Credit Agreement

                                                                      SCHEDULE I

                                 Existing Liens

1.    Permitted Encumbrances.

2. Mortgage lien by SCI Ireland Limited to the Bank of Ireland covering facilities in Ireland and securing indebtedness in the original aggregate principal amount of US $15,000,000.

3. Liens arising in connection with Second Amended and Restated Receivables Purchase Agreement dated as of June 14, 2000 and related agreements, among SCI Systems, Inc., SCI Technology, Inc., SCI Funding, Inc., Bank of America, N.A. and the Purchasers identified therein.

4. Mortgage liens among the Industrial Development Board of the City of Huntsville, Regions Bank, as Trustee, and SCI Systems, Inc. securing indebtedness in the original principal amount of $3,000,000, covering the land and a building known as SCI Plant No. 1, 8600 South Memorial Parkway, Huntsville, Alabama.

5. Mortgage lien by SCI Technology, Inc. to Bank of Tokyo-Mitsubishi Ltd. covering leasehold interest in building in Decatur, Alabama securing indebtedness in the original principal amount of $1,330,000 (City of Decatur, Revenue Refunding Bonds, Series 1989).

6. Mortgage lien in favor of Bank of Tokyo-Mitsubishi Ltd. created under an Indenture of Trust, as amended, between The Industrial Development Board of the City of Arab, Alabama and Regions Bank, as Trustee, for indebtedness in the original principal amount of $5,100,000 (City of Arab Revenue Refunding Bonds, Series 1989) covering the land and buildings known as SCI Plant No. 5 at 1600 Hulaco, Arab, Alabama and certain equipment at such plant.

7. Mortgage lien created under an Indenture of Trust, as amended, between The Alamance County Industrial Facilities and Pollution Control Financing Authority and Regions Bank, as Trustee, securing indebtedness in the original principal amount of $5,000,000 covering the land and building known as SCI Plant No. 8 at 609 Woody Drive in Graham, North Carolina and certain equipment at that plant.

8. Mortgage lien created under an Indenture of Trust, as amended, between The Industrial Development Authority of the State of New Hampshire and Regions Bank, as Trustee, securing indebtedness in the original principal amount of $8,000,000 covering the land and a building acquired and constructed at 300 Technology Drive in the City of Hooksett, New Hampshire, and certain equipment at that plant.


                                Credit Agreement

                                                                       EXHIBIT A

                                 FORM OF A NOTE

$______________                                      Dated: _________ __, ______

            FOR VALUE RECEIVED, the undersigned, SCI SYSTEMS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Commitment Termination Date (as so defined) the principal sum of $[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement then outstanding.

            The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at Two Penns Way, Suite 200, New Castle, DE 19720, in immediately available funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 30, 2000 (the "Credit Agreement") among the Borrower, the Lender and certain other banks parties thereto, and Citicorp USA, Inc., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                                 Form of A Note

            This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                    SCI SYSTEMS, INC.


                                    By__________________________
                                     Name:
                                     Title:


                                 Form of A Note

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
                                  Amount of        Unpaid of
                Amount of      Principal Paid      Principal         Notation
   Date          Advance         or Prepaid         Balance           Made By
--------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                                 FORM OF B NOTE

$______________                                      Dated:  _________ __, _____

            FOR VALUE RECEIVED, the undersigned, SCI SYSTEMS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ______________, _____, the principal amount of __________ Dollars
($___________).

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

      Interest Payment Date or Dates: ___________________________

            Both principal and interest are payable in lawful money of the United States of America to ______________ or the account of the Lender at the office of ________________________________, at _____________________, in
immediately available funds.

            This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 30, 2000 (the "Credit Agreement") among the Borrower, the Lender and certain other banks parties thereto, and Citicorp USA, Inc., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                                 Form of B Note

            This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                    SCI SYSTEMS, INC.


                                    By_________________________
                                     Name:
                                     Title:


                                 Form of B Note

                                                                       EXHIBIT C

                              NOTICE OF A BORROWING

Citicorp USA, Inc., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
Two Penns Way, Suite 200
New Castle, DE 19720

Attention: _________________

                                          [Date]

Ladies and Gentlemen:

            The undersigned, SCI Systems, Inc., refers to the Credit Agreement, dated as of June 30, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed A Borrowing is ___________ __,
      _____.

            (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed A Borrowing is $___________.

            [(iv) The initial Interest Period for each A Advance made as part of the Proposed A Borrowing is ______ month[s]](1).

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A
Borrowing:

            (A) the representations and warranties contained in Section 4.01 [(other than Section 4.01(e)(iii))](2) are correct, before and after giving effect to the Proposed A

----------
(1) For Eurodollar Rate Advances only.


                              Notice of A Borrowing

      Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                                    Very truly yours,

                                    SCI SYSTEMS, INC.


                                    By___________________________
                                     Name:
                                     Title:

----------
 ...(continued)
(2) Exclude bracketed text if the proposed A Borrowing is the initial Borrowing under the Credit Agreement.


                              Notice of A Borrowing

                                                                       EXHIBIT D

                              NOTICE OF B BORROWING

Citicorp USA, Inc., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
Two Penns Way, Suite 200
New Castle, DE 19720

Attention: _________________

                                       [Date]

Ladies and Gentlemen:

            The undersigned, SCI Systems, Inc., refers to the Credit Agreement, dated as of June 30, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc., as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

     (A)  Date of B Borrowing               _______________________
     (B)  Amount of B Borrowing             _______________________
     (C)  Maturity Date                     _______________________
     (D)  Interest Rate Basis               _______________________
     (E)  Interest Payment Date(s)          _______________________
     (F)  _______________________           _______________________
     (G)  _______________________           _______________________
     (H)  _______________________           _______________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B
Borrowing:

            (a) the representations and warranties contained in Section 4.01 (other than Section 4.01(e)(iii))(1) are correct, before and after giving effect to the Proposed B

----------

(1) Exclude bracketed text if the proposed B Borrowing is the initial Borrowing under the Credit Agreement.


                             Notice of B Borrowing

      Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default; and

            (c) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made or outstanding on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                    Very truly yours,

                                    SCI SYSTEMS, INC.


                                    By________________________
                                     Name:
                                     Title:


                              Notice of B Borrowing

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                          Dated ____________ __, _____

            Reference is made to the Credit Agreement dated as of June 30, 2000 (the "Credit Agreement") among SCI Systems, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            _____________ (the "Assignor") and _____________ (the "Assignee")
agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof [(other than in respect of B Advances)]* which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement [(other than in respect of B Advances)]*, including, without limitation, such interest in the Assignor's Commitment, the A Advances and B Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances and B Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its

----------
* Delete bracketed text if B Advances are covered by this Assignment and Acceptance.


                        Form of Assignment and Acceptance
own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and
(vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].(1)

            4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Borrower (to the extent required pursuant to Section 8.07 of the Credit Agreement), it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on
Schedule 1 hereto (the "Effective Date").

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Facility Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

----------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.


                        Form of Assignment and Acceptance

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

Percentage assigned to Assignee     _______________%

Assignee's Commitment               $______________

Aggregate outstanding principal
  amount of A Advances assigned     $______________

Aggregate outstanding principal
  amount of B Advances assigned     $______________

Effective Date (if other than
  date of acceptance by
  Administrative Agent)*            __________ __, _____


                 Form of Schedule 1 to Assignment and Acceptance

                                    [NAME OF ASSIGNOR], as Assignor


                                    By______________________________
                                     Name:
                                     Title:

                                    [NAME OF ASSIGNEE], as Assignee


                                    By______________________________
                                     Name:
                                     Title:

                                    Domestic Lending Office:


                                    Eurodollar Lending Office:

* This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted this ____ day
  of _______, _____

Citicorp USA, Inc., as
  Administrative Agent


By_____________________
 Name:
 Title:


CONSENTED TO:

SCI SYSTEMS, INC.


By_____________________
 Name:
 Title:


                 Form of Schedule 1 to Assignment and Acceptance

                                                                       EXHIBIT F

                              DESIGNATION AGREEMENT

                          Dated _____________ __, _____

            Reference is made to the Credit Agreement dated as of June 30, 2000 (the "Credit Agreement") among SCI Systems, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            ____________ (the "Designator") and ____________ (the "Designee")
agree as follows:

            1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Advances pursuant to
Section 2.01 and 2.03 of the Credit Agreement.

            2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and
(ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office with respect to B Advances (and address for notices) the offices set forth beneath its name on the signature pages hereof.

            4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the


                          Form of Designation Agreement

Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Advances as a Lender pursuant to Sections 2.01 and 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

            6. This Designation Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                          Form of Designation Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date*:                                       _____________ __, _____

                                    [NAME OF DESIGNATOR]


                                    By_______________________
                                      Name:
                                      Title:

                                    [NAME OF DESIGNEE]


                                    By_______________________
                                      Name:
                                      Title:

                                    Applicable Lending
                                      Office (and address
                                      for notices)

                                    __________________________

                                    __________________________

                                    __________________________

                                    __________________________

Accepted this ____ day
of _____________, _____

Citicorp USA, Inc., as
  Administrative Agent


By______________________
  Name:
  Title:

* This date should be no earlier than the date of acceptance by the Administrative Agent.


                          Form of Designation Agreement

                                                                       EXHIBIT G

                  [Form of Opinion of Counsel of the Borrower]

                                                            ______________, 2000

To the Lenders party to the
  Credit Agreement referred to
  below

Citicorp USA, Inc., as Administrative
  Agent
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

            We have acted as counsel to SCI Systems, Inc. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of June 30, 2000, among the Borrower, the lenders named therein and Citicorp USA, Inc., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $200,000,000. Terms defined in the Credit Agreement are used in this opinion letter as defined therein. This opinion letter is being delivered pursuant to Section 3.01(d) of the Credit Agreement.

            In rendering the opinion expressed below we have examined the Credit Agreement and such corporate records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Borrower and upon representations made in or pursuant to the Credit Agreement.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower):

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii) all signatories to such documents have been duly authorized; and


                  [Form of Opinion of Counsel of the Borrower]

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2. The Borrower has all requisite corporate power to execute and deliver, and to perform its obligations and to incur liabilities under, the Credit Agreement.

            3. The execution, delivery and performance by the Borrower of, and the incurrence by the Borrower of liabilities under, each Credit Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

            4. The Credit Agreement has been duly executed and delivered by the Borrower.

            5. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States, the State of New York or the State of Delaware is required on the part of the Borrower for the execution, delivery or performance by the Borrower of, or for the incurrence by the Borrower of any liabilities under, the Credit Agreement.

            7. The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of the charter or by-laws of the Borrower, (b) violate any applicable law, rule or regulation of the United States of America, the State of New York or the State of Delaware, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower and its Subsidiaries or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or


                   Form of Opinion of Counsel of the Borrower instrument to which the Borrower and its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

            8. There is no pending or threatened action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, in which there is a reasonable possibility of an adverse decision that could have a material adverse effect on the business, condition (financial or otherwise), prospects or result of operations of the Borrower and its Subsidiaries, taken as a whole, or that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction.

            (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the States of New York and Delaware) that limit the interest, fees or other charges such Lender may impose, (ii) Section 2.16 of the Credit Agreement, (iii)
      Section 7.05 of the Credit Agreement, (iv) Section 8.08(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, or (v) Section 8.08(d) of the Credit Agreement with respect to the waiver of inconvenient forum in any Federal court.

            The foregoing opinions are limited to matters involving the Federal laws of the United States, the law of the State of New York and the law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

            At the request of the Borrower, this opinion letter is, pursuant to
Section 3.01(d) of the Credit Agreement, provided to you by us in our capacity as counsel for the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,


                  [Form of Opinion of Counsel of the Borrower]

                                                                       EXHIBIT H

                       [Form of Opinion of Special New York Counsel
                               to the Administrative Agent]

                               ____________, 2000

To the Lenders party to the
  Credit Agreement referred to
  below

Citicorp USA, Inc., as Administrative
  Agent
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

            We have acted as special New York counsel to Citicorp USA, Inc., as Administrative Agent, in connection with the Credit Agreement dated as of June 30, 2000 (the "Credit Agreement") among SCI Systems, Inc. (the "Borrower"), the lenders named therein and Citicorp USA, Inc., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount at any one time outstanding not exceeding $200,000,000 (or such greater amount as may be provided pursuant thereto). Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(e) of the Credit Agreement.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii) all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit


                   Form of Opinion of Special New York Counsel
                           to the Administrative Agent

Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or wilful or unlawful conduct.

            (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
      York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 2.16 of the Credit Agreement,
      (iii) Section 8.05 of the Credit Agreement, (iv) Section 8.08(b) of the Credit Agreement, insofar as such provision relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, or (v) the waiver of inconvenient forum set forth in Section 8.08(d) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            This opinion letter is, pursuant to Section 3.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,


                   Form of Opinion of Special New York Counsel
                           to the Administrative Agent